Exhibit 10.1

Amendment to Employment Agreement

This Amendment to Employment Agreement (“Amendment”) is made in the State of Arizona by and between Jennifer Streeter (“Executive”) and Isoray, Inc. a Delaware corporation (“Company”).

WHEREAS, the parties entered into that certain Amended and Restated Employment Agreement dated effective July 19, 2019 (the “Employment Agreement”);

WHEREAS, the parties desire to amend the Employment Agreement under the terms and conditions set forth in this Amendment; and

NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants, and provisions contained in this Amendment, the parties agree and declare as follows:

1.      Amendment of Post-Employment Restrictions. The parties hereby amend Section 2(a) of the Employment Agreement to read as follows:

“(a)     Executive will faithfully and diligently serve the Company to the best of her ability in her position as both Chief Operating Officer and Vice President of Human Resources and in the performance of such other duties and responsibilities as the Company may assign to her.”

Furthermore, the parties hereby amend Section 3(a) of the Employment Agreement to read as follows:

“(a)     Salary. During the term of Executive’s employment under this Agreement, Executive will be compensated on the basis of an annual salary of $250,800.00, payable in accord with the Company’s standard payroll practices. Executive may be eligible for an increase of her annual salary as determined by the Compensation Committee and based upon metrics that will be established by the Compensation Committee in its sole discretion.”

2.      Employment Agreement Otherwise Remains In Effect. The parties desire and intend by this Amendment only to amend the specific terms and conditions of the Employment Agreement set forth herein, and desire and intend that the Employment Agreement and Amendment to Employment Agreement otherwise remain and continue in full force and effect.

3.      Entire Agreement. The parties intend for this Amendment and the Employment Agreement (as amended) to define the full extent of their legally enforceable undertakings. The parties do not intend that any representations or statements made in any prior conversations, discussions, negotiations, correspondence, or writings between them be legally enforceable, and this Amendment and the Employment Agreement (as amended) supersede all other agreements and understandings between them relating to the subject matter of each. The parties will execute and deliver to each other any and all such further documents and instruments, and shall perform any and all such other acts, as reasonably may be necessary or proper to carry out or effect the purposes of this Amendment.

4.      Adjudication of Amendment. If any court or arbitrator of competent jurisdiction holds that any provision of this Amendment is invalid or unenforceable, the parties desire and agree that the remaining parts of this Amendment will nevertheless continue to be valid and enforceable.

5.      Modification or Waiver of Amendment. No modification or waiver of this Amendment will be valid unless the modification or waiver is in writing and signed by all of the parties. The failure of any party at any time to insist upon the strict performance of any provision of this Amendment will not be construed as a waiver of the right to insist upon the strict performance of the same provision at any future time.

6.      Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

7.      No Rule of Strict Construction. The language of this Amendment has been approved by all of the parties, and no rule of strict construction will be applied against any party.

8.      Headings. The descriptive headings of the sections and subsections of this Amendment are intended for convenience only, and do not constitute parts of this Amendment.

9.      Governing Law. This Amendment will be construed in accord with and any dispute or controversy arising from any breach or asserted breach of this Amendment will be governed by the laws of the State of Arizona.

IN WITNESS WHEREOF, the parties have executed this Amendment on the dates indicated at their respective signatures below.

DATED this 25th day of June, 2020.

/s/ Jennifer Streeter
Jennifer Streeter

DATED this 25th day of June, 2020. Isoray, Inc., a Delaware corporation

/s/ Lori A. Woods
By:	Lori A. Woods
Its:	CEO

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